SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2007

Ivany Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27645	88-0258277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8720 Dufrost, St Leonard, Quebec, Canada (Address of principal executive offices)		H1P 2Z5 (Zip Code)

Registrant’s telephone number, including area code: 514-325-4567

______________________________________________ (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 8.01 Other Events.

On October 18, 2007, the board of directors adopted the Ivany Mining, Inc. 2007 Stock Option Plan (the “Plan”). The board reserved an aggregate of up to 5,000,000 shares for issuance under the Plan. All shares of common stock issued and sold pursuant to exercises of stock options granted pursuant to the Plan, upon payment of the option exercise price and compliance with all other terms and conditions of the options granted, will be validly issued, fully paid, and non-assessable shares.

The Plan authorizes the company to grant incentive stock options to any employee or directors and provides for issuance of both qualified and non-qualified options under Section 422 of the Internal Revenue Code.

Further detail is contained in the Plan document, which is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	2007 Stock Option Plan of Ivany Mining, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ivany Mining Inc.

/s/ Derek Ivany
Derek Ivany
Chief Executive Officer

Date: October 19, 2007